Exhibit 99.1

TIPTREE REPORTS FIRST QUARTER 2023 RESULTS
Greenwich, Connecticut - May 3, 2023 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), today announced its financial results for the three months ended March 31, 2023.

	First Quarter
($ in thousands, except per share information)	2023	2022
Total revenues	$381,625	$324,903
Net income (loss) attributable to common stockholders	$(1,062)	$(960)
Diluted earnings per share	$(0.03)	$(0.03)
Cash dividends paid per common share	$0.05	$0.04
Return on average equity	(1.1)%	(0.9)%

Non-GAAP: (1)
Adjusted net income	$17,284	$15,452
Adjusted return on average equity	12.9%	15.8%
Book value per share	$10.91	$10.51
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

First Quarter 2023 Summary

•Revenues for the quarter of $381.6 million, an increase of 17.5% from Q1'22, driven by growth in Fortegra’s specialty insurance lines. Excluding investment gains and losses, revenues were up 16.1%.

•Net loss of $1.1 million compared to net loss of $1.0 million in Q1'22, driven by growth in our insurance business, offset by declines in our mortgage and shipping revenues.

•Adjusted net income of $17.3 million increased by 11.9% from $15.5 million in Q1'22, driven by improvement in our insurance operations. Adjusted return on average equity was 12.9% for the quarter, with the year-over-year comparison impacted by the investment in Fortegra in June 2022 from Warburg Pincus.

•Declared a dividend of $0.05 per share to stockholders of record on May 22, 2023 with a payment date of May 30, 2023.

Segment Financial Highlights - First Quarter 2023

Insurance (The Fortegra Group):

	First Quarter
($ in thousands)	2023	2022
Gross written premiums and premium equivalents	$750,329	$600,855
Revenues	$368,444	$282,529
Income before taxes	$19,445	$14,682
Return on average equity	16.7%	14.7%
Combined ratio	91.3%	90.5%

Non-GAAP: (1)
Adjusted net income	$22,939	$21,124
Adjusted return on average equity	26.1%	28.2%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

•Gross written premiums and premium equivalents of $750.3 million, increased 24.9% for the quarter driven by growth in U.S. specialty insurance lines and services businesses in U.S. and Europe.

•Unearned premiums and deferred revenues grew to $2.1 billion, up $319.6 million, or 18.3%, from Q1’22.

•Revenues increased 30.4% for the quarter driven by premium growth in specialty E&S and admitted lines, and services businesses in the U.S. and Europe. Excluding the impact of investment gains and losses, revenues increased by 29.0% from Q1’22.

•The combined ratio for the quarter was 91.3%, compared to 90.5% in Q1'22, driven by consistent underwriting performance and the scalability of Fortegra’s operating platform.

•Income before taxes for the quarter was $19.4 million, up $4.8 million. Return on equity of 16.7%, compared to 14.7% in Q1'22.The increases were driven by growth in underwriting and fee revenues and increased net investment income.

•Adjusted net income for the quarter was $22.9 million, up 8.6% from Q1'22 with the improvement driven by revenue growth. Adjusted return on average equity was 26.1%, compared to 28.2% in Q1’22.

•In February 2023, Fortegra acquired Premia Solutions Limited, one of the largest providers of automotive protection products in the United Kingdom, for net cash consideration of approximately $22.5 million.

Tiptree Capital:

	First Quarter
($ in thousands)	2023	2022
Revenues	$13,181	$42,374
Income before taxes	$(1,123)	$(3,385)
Return on average equity	(1.8)%	(5.8)%

Non-GAAP: (1)
Adjusted net income	$560	$972
Adjusted return on average equity	1.3%	2.2%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

•Tiptree Capital loss before taxes was $1.1 million compared to loss of $3.4 million in Q1’22, driven by a reduction in unrealized investment losses, partially offset by declines in mortgage operations and the sale of five vessels in 2022.

•Mortgage loss before taxes was $2.6 million, as compared to income of $4.3 million in Q1'22, with the decrease driven by declines in origination volumes and negative marks on the MSR asset in 2023 compared to positive marks in 2022.

•Total Tiptree Capital book value, including corporate net assets, was $220.5 million as of Q1’23.

Corporate:

Corporate includes expenses of the holding company for interest expense, employee compensation and benefits, audit and professional fees, and public company and other expenses. For the quarter, corporate expenses were $10.1 million compared to $12.2 million in Q1'22. The decrease was driven by lower interest expense as we repaid our corporate holding company borrowings in June 2022.

Non-GAAP

Management uses Adjusted net income and Adjusted return on average equity as measurements of operating performance. Management believes these measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance and comparison among companies. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. Adjusted net income represents income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, stock-based compensation, net realized and unrealized gains (losses), and intangibles amortization associated with purchase accounting. Adjusted net income and Adjusted return on average equity are presented before the impacts of non-controlling interests. Adjusted net income and Adjusted return on average equity are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. See “Non-GAAP Reconciliations” for a reconciliation of these measures to their GAAP equivalents.

Earnings Conference Call
Tiptree will host a conference call on Thursday, May 4, 2023 at 9:00 a.m. Eastern Time to discuss its Q1 2023 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Thursday, May 4, 2023 at 12:00 p.m. Eastern Time, until midnight Eastern on Thursday, May 11, 2023. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13737264.

About Tiptree

Tiptree Inc. (NASDAQ: TIPT) allocates capital to select small and middle market companies with the mission of building long-term value. Established in 2007, we have a significant track record investing in the insurance sector and across a variety of other industries, including mortgage origination, specialty finance and shipping. With proprietary access and a flexible capital base, we seek to uncover compelling investment opportunities and support management teams in unlocking the full value potential of their businesses. For more information, please visit tiptreeinc.com and follow us on LinkedIn.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations for our businesses and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheets
($ in thousands, except share data)

	As of
	March 31, 2023	December 31, 2022
Assets:
Investments:
Available for sale securities, at fair value, net of allowance for credit losses	$810,445	$611,980
Loans, at fair value	72,382	64,843
Equity securities	111,089	85,776
Other investments	84,570	73,025
Total investments	1,078,486	835,624
Cash and cash equivalents	412,004	538,065
Restricted cash	13,926	12,782
Notes and accounts receivable, net	502,615	502,311
Reinsurance receivables	1,297,440	1,176,090
Deferred acquisition costs	504,336	498,925
Goodwill	206,636	186,608
Intangible assets, net	130,609	117,015
Other assets	161,906	172,143
Total assets	$4,307,958	$4,039,563

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$347,461	$259,366
Unearned premiums	1,403,213	1,357,436
Policy liabilities and unpaid claims	639,808	567,193
Deferred revenue	665,513	649,150
Reinsurance payable	345,139	305,097
Other liabilities and accrued expenses	365,267	367,748
Total liabilities	$3,766,401	$3,505,990

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 36,734,948 and 36,385,299 shares issued and outstanding, respectively	37	36
Additional paid-in capital	382,502	382,645
Accumulated other comprehensive income (loss), net of tax	(33,093)	(39,429)
Retained earnings	51,201	54,113
Total Tiptree Inc. stockholders’ equity	400,647	397,365
Non-controlling interests:
Fortegra preferred interests	77,679	77,679
Common interests	63,231	58,529
Total non-controlling interests	140,910	136,208
Total stockholders’ equity	541,557	533,573
Total liabilities and stockholders’ equity	$4,307,958	$4,039,563

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended March 31,
	2023	2022
Revenues:
Earned premiums, net	$265,330	$208,416
Service and administrative fees	92,032	71,835
Ceding commissions	3,645	2,537
Net investment income	5,109	3,167
Net realized and unrealized gains (losses)	2,177	17,204
Other revenue	13,332	21,744
Total revenues	381,625	324,903
Expenses:
Policy and contract benefits	141,675	104,446
Commission expense	146,450	117,423
Employee compensation and benefits	40,798	56,455
Interest expense	6,465	10,199
Depreciation and amortization	5,253	6,156
Other expenses	32,811	31,176
Total expenses	373,452	325,855
Income (loss) before taxes	8,173	(952)
Less: provision (benefit) for income taxes	5,022	(86)
Net income (loss)	3,151	(866)
Less: net income (loss) attributable to non-controlling interests	4,213	94
Net income (loss) attributable to common stockholders	$(1,062)	$(960)

Net income (loss) per common share:
Basic earnings per share	$(0.03)	$(0.03)
Diluted earnings per share	$(0.03)	$(0.03)

Weighted average number of common shares:
Basic	36,522,946	34,229,011
Diluted	36,522,946	34,229,011

Dividends declared per common share	$0.05	$0.04

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted net income and Adjusted return on average equity

The Company defines Adjusted net income as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting. We use adjusted net income as an internal operating performance measure in the management of business as part of our capital allocation process. We believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies. Adjusted net income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define adjusted net income differently. Adjusted net income is presented before the impacts of non-controlling interests.

We define Adjusted return on average equity as Adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholder’s equity during the period. We use Adjusted return on average equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on average equity should not be viewed as a substitute for return on average equity calculated in accordance with GAAP, and other companies may define adjusted return on average equity differently.

	Three Months Ended March 31, 2023
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	19,445	(2,565)	1,442	(10,149)	$8,173
Less: Income tax (benefit) expense	(4,747)	613	(263)	(625)	(5,022)
Less: Net realized and unrealized gains (losses)	4,607	1,443	323	—	6,373
Plus: Intangibles amortization (1)	3,894	—	—	—	3,894
Plus: Stock-based compensation expense	33	—	—	2,282	2,315
Plus: Non-recurring expenses	2,125	—	—	—	2,125
Plus: Non-cash fair value adjustments	(118)	—	—	—	(118)
Less: Tax on adjustments (2)	(2,300)	(344)	(89)	2,277	(456)
Adjusted net income	$22,939	$(853)	$1,413	$(6,215)	$17,284

Adjusted net income	$22,939	$(853)	$1,413	$(6,215)	17,284
Average stockholders’ equity	$351,953	$53,768	$114,219	$17,626	537,566
Adjusted return on average equity	26.1%	(6.3)%	4.9%	NM%	12.9%

	Three Months Ended March 31, 2022
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$14,682	$4,266	$(7,651)	$(12,249)	$(952)
Less: Income tax (benefit) expense	(3,664)	(978)	1,794	2,934	86
Less: Net realized and unrealized gains (losses)	6,643	(6,314)	8,851	—	9,180
Plus: Intangibles amortization (1)	3,946		—		3,946
Plus: Stock-based compensation expense	2,319		—	3,839	6,158
Plus: Non-recurring expenses	23		133		156
Plus: Non-cash fair value adjustments			1,514		1,514
Less: Tax on adjustments (2)	(2,825)	1,470	(2,113)	(1,168)	(4,636)
Adjusted net income	$21,124	$(1,556)	$2,528	$(6,644)	$15,452

Adjusted net income	$21,124	$(1,556)	$2,528	$(6,644)	$15,452
Average stockholders’ equity	$299,113	$58,962	$117,744	$(84,152)	$391,667
Adjusted return on average equity	28.2%	(10.6)%	8.6%	NM%	15.8%

Notes
(1)	Specifically associated with acquisition purchase accounting. See Note (8) Goodwill and Intangible Assets, net, of the Company’s Form 10-Q for the period ended March 31, 2023.
(2)
Tax on adjustments represents the tax applied to the total non-GAAP adjustments and includes adjustments for non-recurring or discrete tax impacts. For the three months ended March 31, 2023, included in the adjustment is an add-back of $2.3 million related to deferred tax expense from the WP Transaction.

Non-GAAP Financial Measures — Book value per share

Management believes the use of this financial measure provides supplemental information useful to investors as book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

($ in thousands, except per share information)	As of March 31,
	2023	2022
Total stockholders’ equity	$541,557	$383,153
Less: Non-controlling interests	140,910	16,520
Total stockholders’ equity, net of non-controlling interests	$400,647	$366,633

Total common shares outstanding	36,735	34,878

Book value per share	$10.91	$10.51